Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 29, 2014 (November 7, 2014 as to the effects of the reverse of the reverse stock split in Note 2), relating to the consolidated financial statements and financial statement schedule of Connecture, Inc., appearing in the Prospectus included in Registration Statement No. 333-199484 (as amended).

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

December 18, 2014